                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                             BANCFIRST CORPORATION

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates ("Share Certificates") evidencing shares of common stock, $1.00 par value (the "Shares"), of BancFirst Corporation, an Oklahoma corporation (the "Company"), are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to IBJ Whitehall, Inc., as Depositary (the "Depositary"), or to BancFirst, as Forwarding Agent (the "Forwarding Agent"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail to the Depositary. See Section 3 of the Offer to Purchase.

                                THE DEPOSITARY:

                       IBJ WHITEHALL BANK & TRUST COMPANY


 BY FIRST CLASS OR EXPRESS MAIL:              BY HAND AND OVERNIGHT DELIVERY

IBJ Whitehall Bank & Trust Company          IBJ Whitehall Bank & Trust Company
           P.O. Box 84                              One State Street
      Bowling Green Station                     New York, New York 10004
   New York, New York 10274-0084            Attn:  Securities Processing Window,
 Attn:  Reorganization Operations                   Subcellar One (SC-1)
            Department


                       Telephone Number:  (212) 858-2103

                     Facsimile Transmission:(212) 858-2611
                        Confirm Receipt of Facsimile by
                           Telephone:(212) 858-2103

                          ---------------------------

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY FOR PURPOSE OF SATISFYING A GUARANTEED DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

        This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to BancFirst Corporation, an Oklahoma corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 3, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as from time to time amended, constitute the "Offer"), receipt of each of which is hereby acknowledged, shares of common stock, $1.00 par value, of the Company (the "Shares") pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

                     PRICE (IN DOLLARS) PER SHARE AT WHICH
                           SHARES ARE BEING TENDERED

           IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A
            SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED.
                              (SEE INSTRUCTION 5)



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          CHECK ONLY ONE BOX.  IF MORE THAN ONE BOX IS CHECKED, OR IF
             NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS
              INSTRUCTIONS), THERE IS NO PROPER TENDER OF SHARES.
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                           SHARES TENDERED AT PRICE
                          DETERMINED BY DUTCH AUCTION
[  ]  The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as
      low as [$     ] or as high as [$38.00].

                                      OR

                           SHARES TENDERED AT PRICE
                           DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate letter of transmittal for each price at which Shares are tendered. The same Shares cannot be tendered at more then one price. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
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
/   /    $34.00  /   /  $35.00  /   /  $36.00  /   /  $37.00  /   /  $38.00

/   /    $34.25  /   /  $35.25  /   /  $36.25  /   /  $37.25  /   /

/   /    $34.50  /   /  $35.50  /   /  $36.50  /   /  $37.50  /   /

/   /    $34.75  /   /  $36.75  /   /  $36.75  /   /  $37.75  /   /

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                                   ODD LOTS
                              (SEE INSTRUCTION 8)

        To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 30, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

/ / was the beneficial owner, as of the close of business on April 30, 1999, of an aggregate of fewer than 100 Shares all of which are being tendered, or

/ / is a broker, dealer, commercial bank, trust company or other nominee which:

      (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

      (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on April 30, 1999, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Number of Shares:                    If Shares will be delivered by book-entry
                                     transfer, provide the following
                                     information:
----------------------------------

Certificates Nos. (if available):
                                     -------------------------------------------
----------------------------------           Name of Tendering Institution

----------------------------------
                                     -------------------------------------------
Name(s) of Record Holder(s):                       Account Number at
                                             The Depository Trust Company
----------------------------------

----------------------------------
      (Please type or print)

Address:

----------------------------------

----------------------------------
                        ZIP CODE

Area Code and Telephone No.:

----------------------------------

Signature(s):

----------------------------------

----------------------------------

Dated:

----------------------------------

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                                       3

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or agency in the United States which is a member of one of the Stock Transfer Association medallion programs (such as Securities Transfer Agents Medallion Program, the New Medallion Signature Program or the Stock Exchange Medallion Program) (each, an "Eligible Institution"), hereby (i) guarantees to deliver to the principal office of the Depositary Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, all within three National Market System trading days,
(ii) represents that the undersigned has a net long position in Shares or equivalent Securities at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) represents that such tender of Shares complies with Rule 14e-4.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm:

-----------------------------           ----------------------------------
                                               AUTHORIZED SIGNATURE
Address:

-----------------------------           Name:

-----------------------------           -----------------------------------
                     ZIP CODE                       PLEASE PRINT

Area Code and Telephone No.:            Title:

-----------------------------           -----------------------------------

                                        Date:

                                        -----------------------------------

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NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.  CERTIFICATES FOR SHARES
SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

                                       4